SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of earliest event reported: March 3, 1999

                                   SONAT INC.
              (Exact name of registrant as specified in its charter)

                 Delaware           1-7179                63-0647939
                (State of        (Commission            (IRS Employer
              Incorporation)      File Number)        Identification No.)

               AmSouth-Sonat Tower
               Birmingham, Alabama                       35203
            (Address of Principal Executive Offices)   (Zip Code)

                 Registrant's telephone number, including area code:
                                    205-325-3800


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Item 5.        Other events.

        On March 3, 1999, Sonat Inc. issued press releases, filed herewith as Exhibits 99. 1 and 99.2, relating to 1) the announcement of plans to form a 50/50 joint venture between Southern Natural Gas Company, its wholly owned subsidiary, and Carolina Power & Light Company, an unaffiliated company, to construct, own, and operate a 175-mile pipeline to run from Aiken, South Carolina to interconnections with North Carolina Natural Gas Corporation in Robeson County, North Carolina, and 2) the current estimate of an expected first quarter ceiling test charge under full cost accounting provisions for exploration and production operations of approximately $200 million, after tax.

        The current estimate of the ceiling test charge is based on the recent settlement of the March natural gas futures contract and current oil prices. The charge will be calculated using the actual natural gas and oil prices realized in March. This estimate is based upon a number of assumptions that are subject to change dependent on future events, however, including changes in oil and gas prices and the impact of reserve changes during the quarter.


Item 7.        Financial Statements, Pro Forma Financial
               Information, and Exhibits


        (c)    Exhibits

               The following documents are filed herewith as exhibits to this Current Report:

Exhibit
No.            Exhibit

99.1*          Press Release dated March 3, 1999

99.2*          Press Release dated March 3, 1999

---------------------
  *Filed herewith

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Sonat Inc.



                                            By:      /s/ William A. Smith
                                                   William A. Smith
                                                   Executive Vice President and
                                                     General Counsel


Dated:  March 3, 1999